EXHIBIT 3.01
SUPERFUND GREEN, L.P.
FORM OF FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
     This Fifth Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of December 1, 2009, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).
     1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Green, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.
     2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.
     (b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Green, L.P. Series A” (“Series A”) and “Superfund Green, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:
     (i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.
     (ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.
     (iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.
     (c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.
     (d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:
     (i) to receive and deposit subscriptions for such Series; and
     (ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.
     The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.
     (e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.
     3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.
     4. Business. Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.
     5. Term, Dissolution, Fiscal Year.
     (a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:
     (1) December 31, 2050;
     (2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;
     (3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;
     (4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;
     (5) dissolution of such Series pursuant hereto; or
     (6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.
     (b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.
     (c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.
     (d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.
     6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.
     7. Capital Contributions; Units. The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General

Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.
     8. Allocation of Profits and Losses.
     (a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:
     (i) Net Assets will be determined.
     (ii) Accrued monthly management, ongoing offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund USA, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, or (c) such units were sold by Superfund USA, Inc., or an affiliated broker, to commodity pools operated by commodity pool operators registered as such with the NFA, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.
     (iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.
     (iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.
     (v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.
     (vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.
     (vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.

     (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.
     (i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.
     (ii) Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:
     (A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited Partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:
     (1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(C) below.
     (2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).
     (3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.
     (B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.
     (C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(B) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(B) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(C) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.
     (D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.
     (E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(D) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(D) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(E) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.
     (iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.
     (iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and losses among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a

Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
     (c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the payments set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable payments or payments more consistent with the Code.
     (d) Expenses.
     (1) The General Partner shall advance the ongoing offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value, not to exceed the amount of actual expenses incurred. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, ongoing offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.
     (2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), not to exceed the amount of actual expenses incurred, management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of (a) Units sold by Superfund USA, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships (b) Units sold by Superfund USA, Inc., or an affiliated broker, to investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (c) Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.
     (3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.

     (4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.
     (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, except as otherwise provided by the Act.
     (f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.
     9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAAGuidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.
      Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or giveups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of all Limited Partners of such Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.
     10. Audits and Reports to Limited Partners. Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year, certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year), such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.
     11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.
     12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a

Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000.
     Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.
     Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.
     A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $5,000, unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $5,000 as of the Exchange Date (defined below).
     A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.
     Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.
     The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.
     If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.
     Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.
     The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.
     13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under ERISA Section 3(42) with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.
     14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.
     15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

     16. Withdrawal of the General Partner or a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.
     17. Standard of Liability; Indemnification.
     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.
     (b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.
     (c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.
     18. Amendments; Meetings.
     (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.
     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.
     (c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.
     19. Miscellaneous.
     (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.
     (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.
     (c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.
     20. Benefit Plan Investors. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:
     (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;
     (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;
     (c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
     (d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;
     (e) none of the General Partner, any selling agent, any clearing broker, the escrow agent, the introducing broker, the administrator, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and
     (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each selling agent, each clearing broker, the escrow agent, the introducing broker, the administrator, and each of their respective affiliates; and (iii) is qualified to make such investment decision.
     21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.
     22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.
     23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

     IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Limited Partnership Agreement as of the day and year first above written.

Superfund Capital Management, Inc.
By:
	Name:	Nigel James
	Title:	President

14